UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Ameriprise Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 23, 2023

PROXY STATEMENT SUPPLEMENT

On March 17, 2023, Ameriprise Financial, Inc. (the “Company”) filed its definitive proxy statement for its 2023 Annual Meeting of Shareholders to be held on April 26, 2023 (the “Proxy Statement”) with the Securities and Exchange Commission.

This Proxy Statement Supplement (the “Supplement”) updates and replaces the table under the “Information About the Annual Meeting and Voting—What vote is required and how will my votes be counted?” in the Proxy Statement.

This Supplement should be read in conjunction with the Proxy Statement.  Except as described in this Supplement, none of the proposals or information presented in the Proxy Statement is affected by this Supplement.  From and after the date of this Supplement, any references to the Proxy Statement are to the Proxy Statement as supplemented hereby.

Revised Text of the Proxy Statement

What vote is required and how will my votes be counted?

	Votes Required for Proposals		How We Count Votes			Board Recommendations
Item		To elect directors and adopt the other proposals, the following proportion of votes is required:	Routine/ Non-Routine	Impact of Abstain Vote	Treatment of Broker Non-Votes
1	To elect the eight director nominees named in the proxy statement	Under the majority voting standard, in an uncontested election, a nominee must receive a number of “For” votes that exceeds 50% of the votes cast (excluding abstentions)*	Non-routine	No effect	No effect	FOR each nominee
2	To approve the compensation of the named executive officers by a nonbinding advisory vote	The affirmative vote of a majority of the votes cast	Non-routine	No effect	No effect	FOR
3	To approve a nonbinding advisory vote on the frequency of shareholder approval of the compensation of the named executive officers	The Board will consider shareholders to have selected the frequency option receiving the most votes among the choices	Non-routine	No effect	No effect	1 YEAR
4	To approve the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated	The affirmative vote of a majority of the votes cast	Non-routine	No effect	No effect	FOR
5	To ratify the Audit and Risk Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023	The affirmative vote of a majority of the votes cast	Routine	No effect	No effect	FOR

*
If an uncontested incumbent nominee for director does not receive an affirmative majority of ‘‘For’’ votes, they will be required to promptly tender their resignation to the Board. The independent Nominating and Governance Committee will then make a recommendation to the Board as to whether the tendered resignation should be accepted or rejected, or whether other action should be taken. The Board will publicly announce its decision regarding the tendered resignation and the rationale behind it within 90 days after the election results have been certified. The director who tendered the resignation will not be permitted to vote on the recommendation of the Nominating and Governance Committee or the Board’s decision with respect to their tendered resignation.

Important Information

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.  If you would like to change or revoke or your prior vote, please refer to the disclosure in the Proxy Statement under “Information About the Annual Meeting and Voting—How can I revoke my vote?” on how to do so.